                                                                    Exhibit 10.5


                            REVOLVING CREDIT FACILITY

         THIS REVOLVING CREDIT FACILITY is entered into as of March 7, 2001 by and between LendingTree, Inc., a Delaware corporation (the "Borrower"), and the Federal Home Loan Mortgage Corporation, a federally-chartered corporation (the "Lender").

                              STATEMENT OF PURPOSE

         A. The Borrower has requested that the Lender provide revolving loans of up to $2,500,000 in order to finance (i) the continued development and implementation of the Borrower's technology, advertising and marketing and (ii) the ongoing working capital needs of the Borrower, but not for warehouse lending or any other consumer loan funding purpose.

         B. The Lender is willing to make the above-described revolving loans to the Borrower in accordance with the terms of this agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Lender hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.01 As used herein, each of the following terms has the meaning indicated, unless the context otherwise requires:

                  "Advances" shall have the meaning given to such term in
         Section 2.01 hereof.

                  "Affiliates" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or limited liability company, partnership or other ownership interests, by contract or otherwise).

                  "Applicable Rate" shall have the meaning given to such term in
         Section 2.04 hereof.

                  "Borrower" shall have the meaning given to such term in the Preamble of this Revolving Credit Facility.

                  "Business Day" means any day other than (a) a Saturday, (b) a Sunday, (c) a day on which banking institutions are authorized or required to be closed in New York City, or (d) a day on which the Lender's offices are closed.

                  "Change of Control" shall mean (x) any transaction, or series of related transactions, however structured (including, without limitation, a purchase of securities or other equity interests, merger, tender offer whether or not contested by the Borrower, or transfer or other dispositions of assets) that results in any of the following and
         (y) shall be deemed to have occurred upon the earliest of any of the following to occur:

                           (i) any Person or group (within the meaning of
                  Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than Capital Z Financial Services Fund II, L.P. and its Affiliates) has become, directly or indirectly, the beneficial owner (within the meaning of Rule 13-d of the Exchange Act), by way of merger, consolidation or otherwise, of 50% or more of the voting power of the then-outstanding Voting Securities of the Borrower, on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower convertible into or exercisable for Voting Securities of the Borrower (whether or not such securities are then currently convertible or exercisable); or

                           (ii) the sale, lease, transfer or other disposition
                  of all or substantially all of the consolidated assets of the Borrower to any Person or group; or

                           (iii) the Borrower consolidates with or merges with
                  or into another Person or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which immediately after the consummation thereof the Persons owning the then-outstanding Voting Securities of the Borrower immediately prior to such consummation shall not own a majority in the aggregate (by reason of such prior ownership) of the then-outstanding Voting Securities of the Borrower or the surviving entity if other than the Borrower; or

                           (iv) during any period of two consecutive calendar
                  years, individuals who at the beginning of such period constituted the Board of Directors, together with any new members of such Board of Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least a majority of the members of such Board of Directors then still in office who were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the directors of the Borrower then in office.

                  "Closing Date" means the date of this Revolving Credit
         Facility.

                  "Commitment Fee" shall have the meaning given to such term in
         Section 2.05 hereof.

                  "Default" means any of the events specified in Section 6.01 hereof regardless of whether there shall have occurred any passage of time or giving of notice (or both) that would be necessary in order to constitute an Event of Default.

                  "EBITDA" means, for any period, the Borrower's operating income (loss), excluding non-cash charges for compensation attributable to options, warrants and other equity instruments, depreciation, amortization and one-time non-operating charges, if any, as determined by the Borrower in its reasonable judgment consistent with the information as or to be reported in the Borrower's earnings releases and included or to be included in the Borrower's SEC Filings, and excludes deferred revenues adjustments determined as follows:

                  The Borrower may, from time to time, perform services under customized software arrangements. At times, GAAP accounting may require the Borrower to recognize expenses before recognizing proportional revenues for such arrangements. If this occurs during the term of the Revolving Credit Facility, the actual EBITDA amount will be increased to the extent of any cash paid in advance (deferred revenue) to the Borrower for such arrangements.

                  "Effective Date" means the later of (x) the date hereof and
         (y) the date as of which all of the conditions precedent to Lender's obligations to make its initial Advance set forth in Section 2.08 hereof shall have been satisfied or waived by Lender.

                  "Escrow Agreement" means the Software Escrow Agreement dated as of December 20, 2000 by and among the Borrower, the Lender and Fort Knox Escrow Services, Inc., as amended, modified and supplemented from time to time.

                  "Escrow Agreement Amendment" shall have the meaning given to such term in Section 2.08(a)(iii).

                  "Events of Default" shall have the meaning given to such term in Section 6.01 hereof.

                  "Excluded Financings" means (i) indebtedness incurred in connection with accounts receivable financing or factoring transactions; or (ii) indebtedness under capitalized leases or incurred for purposes of financing the purchase price or construction cost of equipment, fixtures or similar property (so long as such indebtedness is secured only by such equipment, fixtures or property and the amount of such indebtedness is reasonably equivalent to the cost of financing such equipment, fixtures or property).

                  "Exercise Price" shall have the meaning given to such term in
         Section 2.04(a)(ii) hereof.

                  "Financial Statements" shall have the meaning given to such term in Section 3.01(d) hereof.

                  "Financing Transactions" means, collectively, the transactions contemplated by the Paul Revere Purchase Agreement and the Preferred Stock Transaction.

                  "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time applied on a consistent basis.

                  "Interest Payment Date" shall have the meaning given to such term in Section 2.04(a) hereof.

                  "Judgments" shall have the meaning given to such term in
         Section 3.01(b)(iv) hereof.

                  "Laws" shall have the meaning given to such term in Section 3.01(b)(iv) hereof.

                  "Lender" shall have the meaning given to such term in the Preamble of this Revolving Credit Facility.

                  "License Agreement" means the Software Customization, License and Services Agreement dated as of July 7, 2000 between the Borrower and the Lender, as amended, modified and supplemented from time to time.

                  "License Agreement Amendment" shall have the meaning given to such term in Section 2.08(a)(iii).

                  "Liens" means all liens, claims, rights, pledges, charges, options, rights of third parties, encumbrances, security interests, conditional sales or other restrictions or limitations of any nature whatsoever.

                  "Loan Documents" means this Revolving Credit Facility, the Note, the Warrant, the Subsidiary Guaranty and the Registration Rights Agreement and all other documents, agreements, and instruments now or hereafter existing, evidencing, or otherwise relating to this Revolving Credit Facility (but excluding the License Agreement and the Escrow Agreement), as any of the foregoing items may be amended, modified or supplemented from time to time.

                  "Note" shall have the meaning given to such term in Section 2.03.

                  "Notice of Borrowing" shall have the meaning given to such term in Section 2.02.

                  "Obligations" means all present and future indebtedness, obligations and liabilities of any form or nature, whether or not matured or unmatured, fixed or contingent, of the Borrower to the Lender, and all renewals, extensions and modifications thereof, arising pursuant to any of the Loan Documents and all interest accruing thereon, and all other fees, costs, expenses, charges and attorneys' fees payable, and covenants performable, under any of the Loan Documents (including without limitation this Revolving Credit Facility).

                  "Paul Revere Purchase Agreement" means the Common Stock Purchase Agreement dated as of March __, 2001 by and between the Borrower and Paul Revere Capital Partners, Ltd., a British Virgin Islands corporation.

                  "Permitted Liens" shall mean, when used with respect to the Borrower's assets (real or personal, tangible or intangible), any of the following liens or encumbrances:

                           (i) liens imposed by mandatory provisions of law of
                  carriers, warehousemen, mechanics and materialmen for sums not yet due and incurred in the ordinary course of business;

                           (ii) liens incurred in the ordinary course of
                  business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits;

                           (iii) liens for taxes, assessments or governmental
                  charges or levies if the underlying obligations for the same are not delinquent or are being contested in good faith and with due diligence by appropriate proceedings, and if the Borrower has set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by GAAP;

                           (iv) liens set forth on Exhibit A hereto;

                           (v) liens incurred in the ordinary course of business
                  that are not material to the Borrower's consolidated financial condition;

                           (vi) liens in favor of Union Labor Life Insurance
                  Company securing the Borrower's indebtedness under the ULLICO Credit Facility, the principal amount of which shall not exceed $5,000,000 at any time;

                           (vii) liens in favor of lessors under capitalized
                  leases; provided, however, that each such lien extends only to the property which is the subject of such capitalized lease and is given only to secure the obligations under such capitalized lease;

                           (viii) liens to secure purchase money indebtedness;
                  provided, however, that each such lien is given only to secure the purchase price of the property which is the subject of such purchase money indebtedness, does not extend to any other property and is given at the time of acquisition of the property;

                           (ix) liens on accounts receivable incurred in
                  connection with financing or factoring transactions; and

                           (x) liens in favor of the Lender under the License
                  Agreement.

                  "Person" means an individual, sole proprietorship, partnership, limited liability company, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Preferred Stock Transaction" means the transactions contemplated by the Series A 8% Convertible Preferred Stock Purchase Agreement dated as of March __, 2001 by and among the Borrower and the other parties thereto.

                  "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form of Exhibit B hereto.

                  "Revenue" means the amount of the Borrower's total revenue as set forth in the Borrower's financial statements prepared in accordance with GAAP, and as are or to be reported in the Borrower's earnings releases and included or to be included in the Borrower's SEC Filings.

                  "Revolving Credit Facility" means this Revolving Credit Facility, including the schedules and exhibits hereto (but excluding the License Agreement and the Escrow Agreement(each as amended from time to time)), each as amended, modified and supplemented from time to time.

                  "Revolving Loan" means the aggregate principal amount of Advances at any one time outstanding.

                  "Revolving Loan Committed Amount" shall have the meaning given to such term in Section 2.01.

                  "SEC Filings" means documents and reports filed by the Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or Sections 13 or 15(d) of the Exchange Act.

                  "Subsidiary" or "Subsidiaries" means any corporation or corporations of which more than fifty percent (50%) of the voting stock at the time of computation is owned, directly or indirectly, by the Borrower.

                  "Subsidiary Guaranty" means the Subsidiary Guaranty Agreement, substantially in the form of Exhibit C attached hereto, executed by each of the Borrower's Subsidiaries pursuant to the terms hereof.

                  "Termination Date" means the second anniversary of the Closing Date or such earlier date as provided herein.

                  "ULLICO Credit Facility" means the revolving credit facility in the aggregate principal amount of $5,000,000 between Union Labor Life Insurance Company and the Borrower.

                  "Voting Securities" means all securities or other equity interests that entitle the holder thereof to vote generally in the election of directors (or comparable management authority if other than a corporation).

                  "Warrant" means any warrant issued by the Borrower to Lender, delivered in accordance with the terms hereof, and substantially in the form of Exhibit D attached hereto.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

         1.02 All accounting terms not specifically defined herein shall be construed in accordance with GAAP.


                                   ARTICLE II
                                 REVOLVING LOANS

         2.01 Subject to and in reliance upon the terms, conditions, representations and warranties hereinafter set forth, the Lender agrees to make revolving loan advances (each herein called an "Advance") to the Borrower from time to time during the period from the Closing Date to but excluding the Termination Date in an aggregate outstanding amount not to exceed at any time an amount equal to $2,500,000 (the "Revolving Loan Committed Amount"). Within the limits set forth herein, the Lender shall make Advances, accept payments and prepayments (without premium or penalty) and readvance any amount so paid or prepaid in accordance with the provisions hereof. Funds borrowed and repaid may be reborrowed, so long as all conditions precedent to Advances are met and so long as (i) all Advances shall be in the minimum amount of $100,000 and integral multiples in excess thereof of $100,000, (ii) all prepayments shall be in integral multiples of $50,000, and (iii) the aggregate unpaid principal balance of all Advances does not exceed the Revolving Loan Committed Amount.

         2.02 The Borrower shall give the Lender at least three (3) Business Days prior written notice in the form attached hereto as Exhibit E (a "Notice of Borrowing") of its intention to borrow, specifying the date for the receipt of such funds, the amount of such borrowing and the relevant payment instructions (to include both the name of the bank and deposit account of the Borrower to which such Advance is to be deposited). Such Notice of Borrowing may be hand delivered or sent by facsimile and must be received by noon (Eastern Standard
Time). If sent by facsimile, the Borrower must confirm by telephone receipt of the facsimile by the Lender. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

         2.03 The Revolving Loan shall be evidenced by a Promissory Note, the form of which is attached hereto as Exhibit F (the "Note"), payable by the Borrower to the Lender. The Lender shall keep a record of the date and amount of
(i) each Advance made by the Lender pursuant to Section 2.02 and (ii) each payment of principal made pursuant hereto. Unless accelerated pursuant to
Section 6.02 hereof, the principal amount of and all remaining accrued and unpaid interest on the Revolving Loan shall be due and payable on the Termination Date.

         2.04 (a) Subject to Section 2.04(b), Advances hereunder shall bear interest on the average daily outstanding balance at a per annum interest rate equal to twenty percent (20%) (the "Applicable Rate") and shall be due and payable in the following manner:

                  (i) fifty percent (50%) of the accrued interest shall be payable quarterly in arrears in cash on each March 31, June 30, September 30, and December 31, commencing March 31, 2001 and ending on the Termination Date (each, an "Interest Payment Date"). Each interest payment period will be from and including the previous Interest Payment Date (or from the Closing Date if no interest has been paid yet) to but excluding the next Interest Payment Date or the Termination Date (as appropriate); and

                  (ii) the remaining fifty percent (50%) of the accrued interest ("the Warrant Interest") shall be payable quarterly in arrears on each Interest Payment Date by the delivery to the Lender on such Interest Payment Date of a warrant certificate, in the form of Exhibit D attached hereto, which shall entitle the Lender to purchase, at an exercise price of $.01 (the "Exercise Price"), the number of shares of common stock of the Borrower equal to (i) the amount of Warrant Interest divided by (ii) $4.00 minus the Exercise Price. It is understood and agreed that, in order to fairly protect the rights of the parties, it may be appropriate to amend the amount defined as the Exercise Price if an event described in Sections 2(a), 2(b) or 2(c) of the warrant certificate described above occurs between the Closing Date and the Termination Date.

                  (b) On any stated or accelerated maturity of the Revolving Loan, the Borrower will pay all accrued and unpaid interest on the Revolving Loan. In addition, upon any Event of Default, the Borrower will on demand pay daily interest on any overdue installments of principal and, to the extent not prohibited by applicable law, on any overdue installments of interest and fees owed under any Loan Document at a fixed rate which shall at all times equal the Applicable Rate, and which shall be paid in its entirety in cash.

         2.05 In consideration of the Lender's commitments to make the extensions of credit provided for herein, the Borrower will pay to the Lender on the Closing Date a commitment fee by the delivery of a warrant certificate, attached hereto as Exhibit D, that shall entitle the Lender to purchase 12,500 fully paid-up shares of the Borrower's common stock (par value $.01) with an exercise price of $.01 per share (the "Commitment Fee").

         2.06 The Borrower shall make each payment hereunder and under the Note on the day when due in lawful money of the United States of America in same day funds to the Lender in accordance with the following wiring instructions:
Freddie Mac Account: ABA# 021033215, Telegraphic Abbreviation FHLMC WASH or, in the case of Warrant Interest, by delivery of a duly executed warrant certificate as set forth in Section 2.04(a)(ii) to the Lender at its address referred to in
Section 7.01 within five (5) days after the relevant payment date. For purposes of this Revolving Credit Facility, interest and fees shall be computed on the basis of actual number of days elapsed over a year of 360 days.

         2.07 Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and, in the case of cash payments, such extension of time shall in such case be included in the computation of payment of interest.

         2.08 (a) The obligation of the Lender to make an initial Advance on or after the Closing Date shall be subject to the satisfaction of the following conditions:

                  (i) This Revolving Credit Facility and the Note and the other Loan Documents shall have been duly authorized, executed and delivered to the Lender by the Borrower, shall be in full force and effect and no default or Event of Default shall exist thereunder;

                  (ii) the Lender shall have received a copy or copies of definitive final executed documents evidencing that the Borrower has obtained conclusive irrevocable commitments from third parties for at least $20,000,000 in cash (exclusive of the Revolving Loan Committed Amount and any amounts available under the ULLICO Credit Facility), whether in consideration for the issuance of common stock or preferred stock or through the establishment of one or more equity credit lines (it being understood that the conditions described in Section 4.3(b) -
         (e) of the Paul Revere Purchase Agreement do not void or otherwise abrogate the purchaser's commitment thereunder);

                  (iii) the Lender and the Borrower shall have entered into an amendment to the License Agreement (the "License Agreement Amendment"), and the Lender, the Borrower and Fort Knox Escrow Services, Inc. shall have entered into an amendment to the Escrow Agreement (the "Escrow Agreement Amendment"), in each case in the forms attached hereto as Exhibits G-1 and G-2, respectively, and such License Agreement Amendment and Escrow Agreement Amendment shall have been entered into prior to the entry into by the Borrower of the ULLICO Credit Facility and the creation of any security interests thereunder;

                  (iv) the Borrower shall have paid the Commitment Fee to the Lender;

                  (v) the Borrower shall have delivered to the Lender an officer's certificate signed by its Chief Executive Officer or Chief Financial Officer, dated as of the date of such initial Advance, to the effect that (i) the representations and warranties set forth in Section
         3.01 were true and correct in all material respects as of the Closing Date and are true and correct in all material respects as of the date of such initial Advance and (ii) no Event of Default, and no event which, with the lapse of time or notice or both, could become an Event of Default, has occurred and is continuing or would exist as a result of making an Advance on the date of such initial Advance;

                  (vi) the Borrower shall have obtained the consent from each Person listed in Schedule 2.08(a)(vi), whose consent is required for Borrower to enter into this Revolving Credit Facility and consummate the transactions contemplated hereby;

                  (vii) the Borrower shall have delivered to the Lender a subsidiary guaranty in the form attached hereto as Exhibit C executed by HomeSpace Acquisition Company;

                  (viii) the Borrower shall have delivered a written opinion of Borrower's counsel in form and substance reasonably satisfactory to Lender and its counsel, which opinion shall cover the validity, enforceability and any other matters as shall be reasonably requested by the Lender and its counsel as related to the Loan Documents and the License Agreement Amendment and Escrow Agreement Amendment;

                  (ix) the Borrower shall have received cash proceeds in an amount equal to at least $2,500,000 from any one Financing Transaction or any combination thereof;

                  (x) the Lender shall have received a letter from Union Labor Life Insurance Company acknowledging the Lender's rights in or to certain of Borrower's assets, in form and substance reasonably satisfactory to Lender and its counsel; and

                  (xi) the Borrower shall have delivered to the Lender such other documents, certificates or evidences as the Lender may reasonably request (in form and substance reasonably satisfactory to the Lender).

                  (b) The obligation of the Lender to make any Advance (including the initial Advance on or after the Closing Date) shall be subject to the satisfaction of the following additional conditions:

                  (i) The representations and warranties set forth in Section
         3.01 are true and correct on and as of the date of such Advance as though made on and as of such date (provided that the representation and warranty set forth in Section 3.01(d)(i) shall be true and correct on and as of the date of the initial Advance but shall not be repeated on and as of the date of Advances after the initial Advance);

                  (ii) On the date of the Advance and immediately after the making of such Advance, no Event of Default, and no event which, with the lapse of time or notice or both, could become an Event of Default, has occurred and is continuing;

                  (iii) The sum of the outstanding Revolving Loan plus the amount of the requested Advance is equal to or less than the Revolving Loan Committed Amount;

                  (iv) The Lender shall have received on or before noon (Eastern Standard Time) on at least three (3) Business Days prior to the Business Day of the requested Advance, a Notice of Borrowing in the form attached hereto as Exhibit E executed by the Borrower;

                  (v) Each of the Loan Documents to which the Borrower is a party shall be in full force and effect;

                  (vi) the License Agreement Amendment and the Escrow Agreement Amendment shall each be in full force and effect; and

                  (vii) Satisfaction of the Lender that the proceeds of such Loan will be used for purposes not inconsistent with Section 4.01(t).

                  Each request for an Advance shall be deemed a representation by the Borrower that the conditions of this Section 2.08(b) have been met.



                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.01 In order to induce the Lender to enter into this Agreement and to make each Advance requested to be made by it, the Borrower hereby represents and warrants as follows (which representations and warranties will survive the delivery of any Note and any other Loan Document and the making of any Advance):

                           (a) (i) The Borrower and each Subsidiary thereof is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdictions in which they are incorporated;

                           (ii) The Borrower and each Subsidiary thereof has the corporate power and authority to own its properties and assets and to carry on its business as now being conducted and is qualified to do business in every jurisdiction in which, by reason of the character of its business, it is required to qualify as a foreign corporation;

                           (iii) The Borrower and each Subsidiary (to the extent applicable) has the corporate power and authority to execute and deliver this Agreement, the Note and each of the other Loan Documents to be executed and delivered by it, to borrow and otherwise perform its obligations under this Revolving Credit Facility, the Note and such other Loan Documents and to otherwise consummate the transactions contemplated by this Revolving Credit Facility, the Note and such other Loan Documents;

                           (iv) This Revolving Credit Facility, the Note and each other Loan Document to which the Borrower is a party and the Subsidiary Guarantee to which the Subsidiary is a party have been duly executed and delivered by the Borrower or the Subsidiary, as the case may be, and are the legal, valid and binding obligations of the Borrower or the Subsidiary, as the case may be, enforceable against the Borrower or the Subsidiary, as the case may be, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                           (v) Set forth on Schedule 3.01(a)(v) is a complete list of the Borrower's Subsidiaries.

         (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Revolving Credit Facility or the Note or any other Loan Document to which the Borrower is a party or by the Subsidiary of the Subsidiary Guarantee to which the Subsidiary is a party. Neither the execution, delivery and performance of this

Revolving Credit Facility, the Note, or any other Loan Document to which the Borrower or the Subsidiary is a party nor the consummation of the transactions contemplated hereby or thereby does or will:

                           (i) conflict with or violate any provision of the Certificate of Incorporation, By-laws or any other document of organization of the Borrower or its Subsidiaries;

                           (ii) violate, conflict with or result in the breach or termination of, or otherwise give any other Person the right to accelerate, renegotiate or terminate or receive any payment, or require any consent, or constitute a default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default) under the terms of, any material indenture, agreement or other instrument, or any material permits, authorizations, approvals, registrations or licenses granted by or obtained from any governmental, administrative or regulatory authority, to which the Borrower or any of its Subsidiaries is a party or by which any of them or their respective securities, properties or businesses are bound;

                           (iii) result in the creation of any Liens upon the Borrower's or any of its Subsidiaries' respective securities, properties or businesses;

                           (iv) constitute a violation by the Borrower or any of its Subsidiaries of any laws, rules, ordinances or regulations of any governmental, administrative or regulatory authority ("Laws") or any judgments, orders, decrees, injunctions, rulings or awards of any court, arbitrator or other judicial authority or any governmental, administrative or regulatory authority ("Judgments"); or

                           (v) require any consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign governmental or regulatory authorities on the part of the Borrower or any of its Subsidiaries.

                  (c) Neither the Borrower nor any of its Subsidiaries is in default under any agreement, document, instrument, judgment, order or decree to which it is a party or by which it is bound, which default could reasonably be expected to have a material adverse effect on the Borrower's financial condition, business, operations, prospects or earnings or its ability to perform hereunder.

                  (d) (i) The Borrower has heretofore made available to the Lender (1) its SEC Filings which contain an (A) audited balance sheet of the Borrower as of December 31, 1999 and the related audited statements of operations, changes in shareholders' equity (deficit) and cash flows for the 12 months then ended and the notes thereto and (B) an unaudited balance sheet of the Borrower as of September 30, 2000 and the related unaudited statements of operations, changes in shareholders' equity (deficit) and cash flows for the nine months then ended; and (2) its unaudited balance sheet of the Borrower as of December 31, 2000 and the related unaudited statements of operations, changes in shareholders' equity (deficit) and cash flows for the 12 months then ended and the notes thereto (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP (except that the unaudited financial statements are subject to normal year-end adjustments and lack certain notes); the Financial Statements (including in each case the notes thereto) present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the respective dates of the balance sheets included therein and the consolidated results of their operations and their consolidated cash flows for the respective periods set forth therein.

         (ii) Since September 30, 2000, no change has occurred in the business, operations, properties or assets, liabilities, condition (financial or otherwise) or results of operations of the Borrower that could reasonably be expected, either alone or together with all other such changes, to have a material adverse effect on the Borrower's financial condition, business, operations, prospects or earnings or its ability to perform hereunder.

                  (e) Except as set forth on Schedule 3.01(e), there are no pending or, to the knowledge of the Borrower or any Subsidiary, threatened actions, claims, investigations, suits or proceedings against the Borrower or any Subsidiary before any governmental authority, court or administrative agency that (i) would materially impair the right of the Borrower or any Subsidiary thereof to carry on business substantially as now conducted or could reasonably be expected to have a material adverse effect on the financial condition, business, operations, prospects or earnings of the Borrower or any Subsidiary or the ability of the Borrower to perform hereunder and/or (ii) primarily involve intellectual property rights.

                  (f) The Borrower and each of its Subsidiaries has filed all tax returns required to be filed and have paid all material taxes and other amounts shown as due on such returns or as otherwise due, except for taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established on its books in accordance with GAAP.

                  (g) Neither the Borrower nor any Subsidiary thereof is a party to any Judgment. Each of the Borrower and its Subsidiaries (a) possesses, and is in compliance with the terms and conditions of, all governmental permits and approvals necessary for the ownership or lease and operation of its property and the carrying on of its business as now conducted or proposed to be conducted, except for such failures to possess and noncompliances that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the financial condition, business, operations, prospects or earnings of the Borrower or such Subsidiary or the Borrower's ability to perform hereunder, and
(b) is in compliance with all Laws and Judgments applicable to it or any of its properties or assets, except for such noncompliances by the Borrower and the Subsidiaries that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the financial condition, business, operations, prospects or earnings of the Borrower or such Subsidiary or the Borrower's ability to perform hereunder.

                  (h) Each of the Borrower and its Subsidiaries owns or possesses all patents, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights or other similar intellectual property rights necessary to conduct their respective businesses as now conducted and proposed to be conducted, in each case without known conflict with any patent, license, trademark, trade name, copyrights or other similar intellectual property rights of any other Person except for any such conflict which could not be reasonably expected have a material adverse effect on the financial condition, business, operations, prospects or earnings of the Borrower or such Subsidiary or the Borrower's ability to perform hereunder.

                  (i) Neither the Borrower nor any Subsidiary thereof has incurred or assumed, or is reasonably expected to incur or assume, any liability for any accumulated unfunded deficiency within the meaning of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), or has incurred, or is reasonably expected to incur, any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee benefit plan established or maintained by the Borrower and any Subsidiary thereof.

                  (j) The Borrower and its Subsidiaries have good and valid title to all its properties and assets, free and clear of all Liens other than Permitted Liens. The Borrower's obligations under this Revolving Credit Facility rank, and its obligations under the Note will rank, at least pari passu with all other obligations of the Borrower, other than those secured by Permitted Liens. All leases of property or assets by the Borrower and its Subsidiaries that individually or in the aggregate are material to the Borrower or such Subsidiaries are valid and subsisting and in full force and effect.

                  (k) As of the date hereof, all written information, including, without limitation, data, certificates, reports, statements (excluding Financial Statements) and documents, that has been made available to the Lender by or on behalf of the Borrower prior to the date of this Revolving Credit Facility in connection with the transactions contemplated by this Revolving Credit Facility is, taken together, true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. All such written information that is made available after the date of this Revolving Credit Facility from time to time to the Lender by or on behalf of the Borrower in connection with or pursuant to this Revolving Credit Facility, the Note or any other Loan Document or the transactions contemplated hereby or thereby will be, when made available and taken together, true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.


                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

         4.01 The Borrower covenants and agrees that from the date hereof and until the later of payment in full of all principal and interest due hereunder or on the Note and the termination of the commitment of the Lender to make loans hereunder, the Borrower will:

                  (a) provide to the Lender immediately upon completion, but not later than 30 days after the end of each calendar month (commencing with March 2001 and ending with December 2001), unaudited consolidated financial statements for the Borrower and its Subsidiaries, which statements shall contain a copy of the balance sheet as of the end of such month and the related statements of operations, cash and cash forecasts for the period commencing on the first day and ending on the last day of such month, and certified by the Borrower's Chief Financial Officer as fairly presenting the financial position and results of operations of Borrower; along with a compliance report executed by the Borrower's Chief Financial Officer, (i) stating that, to the best of his or her knowledge as at the end of such month, no Default or Event of Default has occurred or any act, event or occurrence that with the giving of notice or the lapse of time or both, would constitute a Default or an Event of Default has occurred, or, if a Default or Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrower with respect to such Default or Event of Default; and (ii) setting forth, in reasonable detail, the calculations used to determine the Borrower's attainment or nonattainment of the financial targets set forth in Section 6.01(i)(A)-(F);

                  (b) provide to the Lender immediately upon completion, but not later than (i) 30 days after the end of the first three fiscal quarters of each fiscal year and (ii) 45 days after the end of the fourth fiscal quarter of each fiscal year (commencing with January 2002 and ending with March 2003), unaudited consolidated financial statements for the Borrower and its Subsidiaries, which statements shall contain a copy of the balance sheet as of the end of such quarterly period and the related statements of operations, cash and cash forecasts for the period commencing on the first day and ending on the last day of such quarter, and certified by the Borrower's Chief Financial Officer as fairly presenting the financial position and results of operations of Borrower; along with a compliance report executed by the Borrower's Chief Financial Officer, (i) stating that, to the best of his or her knowledge as at the end of such quarter, no Default or Event of Default has occurred or any act, event or occurrence that with the giving of notice or the lapse of time or both, would constitute a Default or an Event of Default has occurred, or, if a Default or Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrower with respect to such Default or Event of Default; and (ii) setting forth, in reasonable detail, the calculations used to determine the Borrower's attainment or nonattainment of the financial targets set forth in
Section 6.01(i)(A)-(F);

                  (c) provide to the Lender by facsimile transmission on a quarterly basis immediately upon completion but no later than 45 days after the end of the first three fiscal quarters of each fiscal year and 60 days after the end of the fourth fiscal quarter of each fiscal year the following: (i) a financial report including an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly fiscal period and the related unaudited consolidated statements of operations and cash flows for the period from the beginning of the current fiscal year to the end of such quarterly fiscal period (each, a "Quarterly Financial Statement") and (ii) the Borrower's Revenues and EBITDA for such fiscal quarter and its cash, restricted cash and cash equivalents as of the last day of such fiscal quarter (with each amount broken out and labeled separately). The Borrower shall send with each Quarterly Financial Statement a certificate signed by its Chief Financial Officer whereby the Borrower shall represent and warrant to the Lender:

                  (i) whether or not, as of the date of such Quarterly Financial Statement, any Event of Default listed in Section 6.01 (a), (c), (d),
         (e) or (i)(A) through (F) hereof has
         occurred or, as of the date of such certificate, any other Default or Event of Default or any act, event or occurrence that with the giving of notice or the lapse of time or both, would constitute a Default or an Event of Default has occurred, disclosing each such Default or Event of Default or such act, event or occurrence and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrower with respect to such Default or Event of Default (it being understood that Borrower's certification in this regard may be made to the best of its knowledge, but only with respect to acts of third parties outside its control and not with respect to its own acts or acts of its agents, employees or representatives);

                  (ii) that such Quarterly Financial Statement and the notes thereto have been prepared in accordance with GAAP (except as otherwise disclosed therein) and presents fairly the financial condition and results of operations of the Borrower as of the date of such Quarterly Financial Statement, except for normal year-end audit adjustments; and

                  (iii) that, as of the date of such Quarterly Financial Statement, the Borrower had no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which are of a type required to be reflected on, or described in a footnote to, an audited balance sheet prepared under GAAP, except to the extent specifically disclosed or provided for in such Quarterly Financial Statement, except for normal year-end audit adjustments.

                  (d) immediately upon completion and in any event within 90 days following the end of each fiscal year ending after the date hereof, deliver to the Lender a financial report including a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, changes in shareholders' equity (deficit) and cash flows for such fiscal year and the notes thereto, setting forth in each case comparative financial statements for the preceding year, all prepared in accordance with GAAP and containing an opinion of independent certified public accountants selected by the Borrower;

                  (e) provide to the Lender true and accurate copies of all SEC Filings and all written and material oral disclosures to the Nasdaq Stock Market or other securities exchange on which the Borrower's securities are listed, within two days after making such filing or disclosure;

                  (f) promptly, from time to time, deliver to the Lender such other information regarding the operations, business, affairs and financial condition of the Borrower and its Subsidiaries as the Lender may reasonably request;

                  (g) do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights and franchises of the Borrower and its Subsidiaries;

                  (h) pay all taxes, assessments, governmental charges and any other material obligation which, if unpaid, might become or result in a Lien against any of the property of the Borrower and its Subsidiaries except liabilities being contested in good faith;

                  (i) maintain insurance covering the Borrower's and its Subsidiaries' property, plant and equipment in such amounts that the Borrower reasonably deems appropriate;

                  (j) maintain and protect its and its Subsidiaries' ownership of or rights to use all intellectual property owned or used by it in the conduct of its business as now conducted and proposed to be conducted, in each case free of all claims and infringements known to the Borrower;

                  (k) not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any Person or convey, transfer, lease or otherwise dispose of all or substantially all of its or any of their properties and assets in a single transaction or series of transactions; provided, that any Subsidiary of the Borrower may merge or consolidate with or into or transfer all or substantially all its properties and assets to any other Subsidiary of the Borrower so long as (A) no Event of Default exists or would exist after giving effect thereto and (B) such Subsidiary has guaranteed all Obligations;

                  (l) keep and maintain a system of accounting established and administered in accordance with sound business practices, keep accurate books of records and accounts in accordance with GAAP and provide the Lender with such information regarding the Loan Documents, the Loans, the books and records, business, affairs, operations, property or assets, liabilities, condition (financial or otherwise) or results of operations of the Borrower and the Subsidiaries and other information concerning the Borrower and the Subsidiaries as the Lender may from time to time reasonably request;

                  (m) permit representatives (whether or not employees) of the Lender designated in writing by the Lender to visit and inspect any of the properties, corporate books and financial records of the Borrower and its Subsidiaries at such times as the Lender may reasonably request upon reasonable notice and during ordinary business hours;

                  (n) allow the Lender to inspect any of the Borrower's investment properties and financial records and to discuss any of their financial or business affairs with the Borrower's business associates, creditors and independent public accountants from time to time upon reasonable notice during reasonable business hours;

                  (o) promptly but in any event within two (2) Business Days of the Borrower's acquiring knowledge thereof, notify the Lender of the occurrence of an Event of Default or any act, event or occurrence that with the giving of notice or the lapse of time or both, would constitute an Event of Default (including any occurrence as described in Section 6.01(e) that, even though cured within applicable grace periods, would have constituted an Event of Default if not cured), and shall specify in detail the nature of such Event of Default or such act, event or occurrence, and any action that the Borrower is taking or proposes to take with respect thereto;

                  (p) promptly but in any event within five (5) Business Days of the Borrower's acquiring knowledge thereof, notify the Lender of any claims, litigation, arbitration proceedings or other proceedings pending or threatened before any court, governmental authority, administrative agency, or arbitration panel that, if adversely determined, could reasonably be expected to, in the aggregate, have a material adverse effect on the Borrower's financial condition, business, operations, prospects or earnings or its ability to perform hereunder;

                  (q) promptly but in any event within five (5) Business Days of the Borrower's acquiring knowledge thereof, notify the Lender of any material adverse change in the Borrower's financial condition, business, operations, prospects or earnings or its ability to perform hereunder, including the nature thereof;

                  (r) comply and cause each of its Subsidiaries to comply in all material respects with all applicable Judgments and federal, state or local Laws, rules or regulations or other binding determinations of any governmental authority, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon the Borrower's or any of such Subsidiaries' property, except to the extent any such compliance or payment is being contested in good faith by appropriate proceedings and for which adequate reserves have been established;

                  (s) promptly pay all lawful claims that could, if not paid, become or result in a Lien on any property or assets of the Borrower or its Subsidiaries, unless and to the extent only that the same are being contested in good faith by appropriate proceedings and reserves deemed adequate by the Borrower have been established therefor on its books in accordance with GAAP;

                  (t) use the proceeds of the Advances to finance the continued development and implementation of the Borrower's technology, advertising and marketing and to fund general working capital needs of the Borrower. Under no circumstances shall proceeds from any Advance be utilized for warehouse lending or other consumer loan funding purposes;

                  (u) provide the Lender written notice within five (5) Business Days of the execution of any contract or arrangement (including, without, limitation, agreements designated as non-binding agreements in principle, term sheets or letters of intent) that if consummated would result in the occurrence of a transaction or event of the type described in clauses (i), (ii) or (iii) of the definition of "Change of Control" contained in Article I hereof; and

                  (v) upon the request of the Lender, to cooperate with and furnish all documents and/or instruments as may be reasonably requested by the Lender in order to file and/or record the License Agreement with any Copyright Office if the software subject to the license is registered in any such office.


                                    ARTICLE V
                               NEGATIVE COVENANTS

         5.01 Until payment in full of the principal and interest of the Note and until the commitment of the Lender to make loans hereunder has been terminated, the Borrower covenants that it will not, nor will it permit any of its Subsidiaries to, incur, create or permit to exist any Lien on any properties or assets of the Borrower or any Subsidiary thereof, other than the Permitted Liens.

         5.02 Until payment in full of the principal and interest of the Note and until the commitment of the Lender to make loans hereunder has been terminated, the Borrower covenants that it will not create a Subsidiary subsequent to the Closing Date unless the Subsidiary enters into, and delivers to the Lender, a Guaranty Agreement.


                                   ARTICLE VI
                 EVENTS OF DEFAULT, ACCELERATION AND TERMINATION

         6.01 Any of the following shall constitute an event of default hereunder (hereinafter an "Event of Default"):

                  (a) the Borrower shall fail to pay (i) any principal when due and payable under this Revolving Credit Facility, (ii) any interest or fee under this Revolving Credit Facility or any other Loan Document within two (2) Business Days after the date the same becomes due and payable, or (iii) any other Obligation under this Revolving Credit Facility or any other Loan Document within ten (10) days after written notice thereof by the Lender to the Borrower;

                  (b) the failure of the Borrower to comply with any other covenants, conditions, obligations, agreements or terms in this Revolving Credit Facility or any other Loan Document (other than those covenants contained in Section 4.01(a)- (e)) and the continuation of such failure for a period of thirty (30) days after the Lender sends written notice to the Borrower or when the Borrower became aware of such failure, whichever is earlier;

                  (c) the failure of the Borrower to comply with the covenants contained in Section 4.01(a) - (e) and the continuation of such failure for a period of one (1) Business Day (24 hours) after the Borrower receive written notice from the Lender of such failure to comply;

                  (d) (i) in the event that the Borrower or any Subsidiary generally does not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or

                           (ii) any proceeding shall be instituted by or against the Borrower or any Subsidiary seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of the Borrower's or any Subsidiary's debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for the Borrower or any Subsidiary or for any substantial part of the Borrower's or any Subsidiary's property, and in the case of any such proceeding instituted against the Borrower or any Subsidiary (but not instituted by Borrower or any Subsidiary), either such proceeding shall remain undismissed or unstayed for a period for sixty (60) days or an order for relief shall have been entered;

                  (e) if the Borrower or any Subsidiary thereof (A) defaults in any material respect under the terms of any agreement relating to indebtedness in excess of $250,000 of the Borrower or any such Subsidiary whether or not such default results in the acceleration of such indebtedness or would permit the lender to accelerate such indebtedness and such default is not cured prior to the earlier of (i) two Business Days after the Borrower obtains knowlege of such default and (ii) the expiration of any applicable cure periods set forth in any agreement relating to any such indebtedness, or (B) defaults under the terms of any agreement relating to indebtedness in excess of $250,000 of the Borrower or any such Subsidiary and such default is not cured after LendingTree receives notice of such default (if required under the terms of the indebtedness) and before the expiration of any applicable cure periods set forth in any such agreement;

                  (f) any warranty or representation now or hereafter made by the Borrower to the Lender in this Revolving Credit Facility or any other Loan Document shall be incorrect in any material adverse respect, or any financial statement, schedule, certificate or written statement required to be furnished, that is furnished at any time by the Borrower to the Lender in connection with this Revolving Credit Facility or any other Loan Document shall, at such time, be incorrect in any material adverse respect;

                  (g) one or more judgments or decrees shall be entered against the Borrower or any Subsidiary involving a liability of $100,000 or more in case of any one such judgment or decree and $500,000 or more in the aggregate for all such judgments and decrees (all to the extent not covered by insurance with respect to which the Borrower shall have delivered to Lender a written acknowledgement from the applicable insurance carrier of its unconditional liability to pay such judgment and related costs) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal for a period of sixty (60) consecutive days at any time after the entry thereof;

                  (h) a material breach by the Borrower shall occur under any agreement, document, instrument, judgment, order or decree (other than this Revolving Credit Facility, the Note, or any other Loan Document), whether now or hereafter existing between the Borrower and any other person, default under which agreement or other item would reasonably be expected to have a material adverse effect on the Borrower's financial condition, business, operations, prospects or earnings or its ability to perform hereunder, and such breach shall not have been waived or cured to the Lender's satisfaction within sixty (60) days after the Borrower has knowledge thereof;

                  (i) in the event that the Borrower:

                           (A) has (1) Revenue for the quarter ending March 31,
                  2001 of less than $10,200,000 and (2) an EBITDA loss for such quarter of greater than negative $12,400,000; or

                           (B) has (1) Revenue for the quarter ending June 30,
                  2001 of less than $13,700,000 and (2) an EBITDA loss for such quarter of greater than negative $10,100,000; or

                           (C) has an EBITDA loss for the year ended December
                  31, 2001 of greater than negative $36,300,000; or

                           (D) has, commencing in the first fiscal quarter of
                  2002 and for every fiscal quarter up to and including the Termination Date, an EBITDA loss for any such fiscal quarter and less than $5,000,000 in cash, restricted cash and cash equivalents as of the last day of any such fiscal quarter (as set forth in the financial information as or to be reported in Borrower's earnings releases and included or to be included in the Borrower's SEC Filings); or

                           (E) raises more than a total of $33,000,000 in
                  financing for operating purposes during calendar year 2001 (other than in connection with Excluded Financings and inclusive of the amount borrowed under this Revolving Credit Facility), without either (1) obtaining the Lender's prior written consent, or (2) repaying all amounts then outstanding under the Revolving Credit Facility and agreeing (if requested in writing by the Lender) to the immediate termination of the Revolving Credit Facility; or

                           (F) is in default of (1) a payment obligation in
                  excess of $5,000 under the terms of its agreement(s) with its then-current hosting service provider and such default is not cured within four (4) Business Days, or (2) the Borrower is in material, non-monetary default with its then-current hosting service provider and such default is not cured before the expiration of any applicable cure period set forth in any such agreement or, if no such cure period is provided, within thirty (30) days following the date of default; or

                  (j) this Revolving Credit Facility, the License Agreement Amendment, the Escrow Agreement Amendment or any Loan Document to which the Borrower is a party shall for any reason cease to be enforceable.

         6.02 Upon the occurrence of any Event of Default, the Lender's commitment to make Advances shall automatically terminate and the Lender, without (a) presentment, demand, or protest, (b) notice of default, dishonor, demand, non-payment, or protest, (c) notice of intent to accelerate all or any part of the Obligations, (d) notice of acceleration of all or any part of the Obligations, or (e) notice of any other kind, all of which the Borrower and each guarantor, surety or endorser of the Note hereby expressly waive, except for any notice required under this Revolving Credit Facility or any other Loan Document, may, at the Lender's option: (i) declare the Obligations, in whole or in part, immediately due and payable; and/or (ii) exercise any other rights and remedies available to the Lender under this Revolving Credit Facility, any other Loan Document, or applicable laws; provided, that upon the occurrence of an Event of Default described in subsections (c), (d), (e), (i) and (j) of Section 6.01, all of the Obligations shall automatically be immediately due and payable, without notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration) to the Borrower or to any guarantor, or to any surety or endorser of the Note or to any other person, which notice is hereby expressly waived by all such parties.

         6.03. The Borrower hereby authorizes the Lender, to the maximum extent permitted under and in accordance with applicable laws, at any time after the occurrence of an Event of Default, to set-off and apply any and all funds or assets at any time held and any and all other indebtedness or funds at any time owing by the Lender to or for the credit or the account of the

Borrower against any and all Obligations, whether or not the Lender exercises any other right or remedy hereunder.

         6.04. No remedy, right or power conferred upon the Lender is intended to be exclusive of any other remedy, right, or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

         6.05 At any time following the occurrence of an Event of Default, the Lender may, in its sole discretion, terminate this Revolving Credit Facility and the other Loan Documents.

         6.06 If, at any time after the date hereof, there are changes in GAAP that materially impact the Borrower's calculation of Revenue or EBITDA as compared to how it calculated such amounts during prior periods, the Borrower and the Lender shall negotiate in good faith to adjust the Revenue and EBITDA amounts contained in Section 6.01(i)(A)-(D).


                                   ARTICLE VII
                                  MISCELLANEOUS

         7.01 All notices, requests and demands which either party is required or may desire to give to any other party under any provision of this Revolving Credit Facility must be in writing delivered to each party as indicated below. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party at the address set forth below or such other address as such party shall specify to the other party in writing, or if sent prepaid by certified or registered mail on the fifth Business Day after the day on which mailed (or sent), addressed to such party at said address, or if sent by facsimile, upon receipt:

                  (a) if to the Borrower at the following address:

                           LendingTree, Inc.
                           11115 Rushmore Drive
                           Charlotte, North Carolina 28277
                           Attention:   Keith B. Hall
                                        Robert J. Flemma, Jr.
                                        Matt Packey
                           Telephone: (704) 944-8500
                           Telecopy: (704) 540-2486

                           with a copy to:

                           Kennedy Covington Lobdell & Hickman, L.L.P.
                           100 N. Tryon Street, Suite 4200
                           Charlotte, North Carolina  28202-4006
                           Attention:  Sean M. Jones
                           Telephone:  (704) 331-7406
                           Telecopy:  (704) 331-7598

                  (b)      if to the Lender:

                           Federal Home Loan Mortgage Corporation
                           8200 Jones Branch Drive
                           MS B3A
                           McLean, Virginia  22102
                           Fax:  (703) 903-2919
                           Phone:  (703) 903-3410
                           Attention:  Senior Vice President - Business
                                       Development

                           with a copy to:

                           Federal Home Loan Mortgage Corporation
                           8200 Jones Branch Drive
                           MS 208
                           McLean, Virginia  22102
                           Fax:  (703) 903-3613
                           Phone:  (703) 903-2781
                           Attention:  Associate General Counsel - Securities

         7.02 No failure, delay or discontinuance on the part of the Lender in the exercise of any right, power, remedy or privilege hereunder or under any other Loan Document shall affect or operate as a waiver of any such right, power, remedy or privilege nor shall any such failure, delay or discontinuance preclude any other or further exercise of any such right, power, remedy or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. Any waiver, permit, consent or approval of any kind by the Lender of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

         7.03 This Revolving Credit Facility shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided, however, that the Borrower may not assign or transfer its interest hereunder without the prior written consent of the Lender. All covenants, provisions and agreements by or on behalf of the Borrower that are contained in the Loan Documents or this Revolving Credit Facility shall inure to the benefit of the successors and assigns of the Lender. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, the Lender may not sell, assign, transfer or otherwise dispose of or create participations in this Revolving Credit Facility or any of the other Loan Documents or any portions thereof, including without limitation, any of the Lender's rights, title, interests, remedies, powers and duties hereunder or thereunder, without the prior written consent of the Borrower.

         7.04 This Revolving Credit Facility may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original.

         7.05 The terms hereof shall extend to any subsequent holder of the Note to the extent such holder has acquired the Note in accordance with the terms hereof.

         7.06 This Revolving Credit Facility shall terminate on the earlier to occur of (a) the Termination Date and payment in full of all sums payable by the Borrower hereunder under the Note or otherwise payable to the Lender, howsoever evidenced, whichever is later; (b) the date of termination by the Lender pursuant to Section 6.02; (c) at the Lender's option, a Change of Control of the Borrower in which case all Obligations, in whole or in part, shall become immediately due and payable; or (d) at the Borrower's option, upon five (5) Business Days prior written notice so long as all outstanding Obligations are repaid on or prior to such fifth Business Day. No termination of this Revolving Credit Facility or any of the other Loan Documents shall terminate or otherwise affect the parties' obligations under the License Agreement Amendment, the Escrow Agreement Amendment or any other agreements that they may be parties to other than as expressly set forth in any such documents.

         7.07 The Borrower shall pay to the Lender immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees), incurred by the Lender in connection with (a) the enforcement of the Lender's rights and/or the collection of any amounts which become due to the Lender under any of the Loan Documents, and (b) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation any action for declaratory relief.

         7.08 This Revolving Credit Facility together with each other of the Loan Documents constitutes the entire agreement between the Borrower and the Lender with respect to the Obligations and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Revolving Credit Facility may be amended or modified only by a written instrument executed by each party hereto.

         7.09 This Revolving Credit Facility is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and except as provided in Section 7.03 and Section 7.05, no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Revolving Credit Facility or any other of the Loan Documents to which it is not a party.

         7.10. Time is of the essence of each and every provision of this Revolving Credit Facility and each other of the Loan Documents.

         7.11. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION BETWEEN THE HOLDER OF THIS REVOLVING CREDIT FACILITY AND ANY OF THE OTHER LOAN DOCUMENTS AND THE BORROWER ARISING OUT OF THIS REVOLVING CREDIT FACILITY AND ANY OF THE OTHER LOAN DOCUMENTS.

          7.12 If any provision of this Revolving Credit Facility shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Revolving Credit Facility.

         7.13 This Revolving Credit Facility shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws, except to the extent that the Lender has greater rights or remedies under Federal law, in which case such choice of the State of New York law shall not be deemed to deprive the Lender of such rights and remedies as may be available under Federal law.

THE WRITTEN REVOLVING CREDIT FACILITY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN PARTIES.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.

                                   LENDINGTREE, INC., as Borrower


                                   By:
                                       -----------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------



                                   FEDERAL HOME LOAN MORTGAGE
                                   CORPORATION, as Lender


                                   By:
                                       -----------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                    EXHIBIT A
                          TO REVOLVING CREDIT FACILITY

                                 PERMITTED LIENS


1.       Those liens set forth on Annex 1 attached hereto.

                                     ANNEX 1
                    TO EXHIBIT A TO REVOLVING CREDIT FACILITY

                            UCC FINANCING STATEMENTS

--------------------------------------------------------------------------------------------------------------------------
            JURISDICTION              SEARCH                                          RESULT
--------------------------------------------------------------------------------------------------------------------------
NC Secretary of State                  UCC             1  File No.:      19990028028
                                                          Date Filed:    3/23/99
                                                          Secured:       Newcourt Communications Finance
                                                                         Corporation as Lessor
                                                          Collateral:    leased equipment

                                                       2  File No.:      19990052006
                                                          Date Filed:    3/27/99
                                                          Secured:       Green Tree Vendor Services Corporation
                                                          Collateral:    leased copier

                                                       3  File No.:      200058460
                                                          Date Filed:    6/8/00
                                                          Secured:       Dell Financial Services, L.P.
                                                          Collateral:    leased computer equipment

                                                       4  File No.:      20000077811
                                                          Date Filed:    8/3/00
                                                          Secured:       First Union Commercial Corporation
                                                          Collateral:    119 pages of equipment

                                                       5  File No.:      20000082150
                                                          Date Filed:    8/14/00
                                                          Secured:       Dell Financial Services, L.P.
                                                          Collateral:    leased computer equipment

                                                       6  File No.:      20000107125
                                                          Date Filed:    10/30/00
                                                          Secured:       Newcourt Financial, Inc.
                                                          Collateral:    equipment

                                                       7  File No.:      20000109926
                                                          Date Filed:    11/7/00
                                                          Secured:       Dell Financial Services, L.P.
                                                          Collateral:    leased computer equipment

                                                       8  File No.:      20000112823
                                                          Date Filed:    11/15/00
                                                          Secured:       United Capital Leasing Corporation
                                                          Collateral:    equipment
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Register of Deeds,                     UCC             1  File No.:      199903109
Mecklenburg County, NC                                    Date Filed:    3/23/99
                                                          Secured:       Newcourt Communications Finance
                                                                         Corporation as Lessor
                                                          Collateral:    leased equipment

                                                       2  File No.:      199905395
                                                          Date Filed:    6/1/99
                                                          Secured:       Green Tree Vendor Services Corporation
                                                          Collateral:    leased copier

                                                       3  File No.:      200005190
                                                          Date Filed:    6/9/00
                                                          Secured:       Dell Financial Services, L.P.
                                                          Collateral:    leased computer equipment

                                                       4  File No.:      200007014
                                                          Date Filed:    8/7/00
                                                          Secured:       First Union Commercial Corporation
                                                          Collateral:    119 pages of equipment

                                                       5  File No.:      200007599
                                                          Date Filed:    8/23/00
                                                          Secured:       Dell Financial Services, L.P.
                                                          Collateral:    leased computer equipment

                                                       6  File No.:      200009967
                                                          Date Filed:    11/6/00
                                                          Secured:       Newcourt Financial, Inc.
                                                          Collateral:    equipment

                                                       7  File No.:      200010109
                                                          Date Filed:    11/10/00
                                                          Secured:       Dell Financial Services, L.P.
                                                          Collateral:    leased computer equipment

                                                       8  File No.:      200010349
                                                          Date Filed:    11/17/00
                                                          Secured:       United Capital Leasing Corporation
                                                          Collateral:    equipment
--------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B
                          TO REVOLVING CREDIT FACILITY

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C
                          TO REVOLVING CREDIT FACILITY

                           FORM OF SUBSIDIARY GUARANTY

                                    EXHIBIT D
                          TO REVOLVING CREDIT FACILITY

                                 FORM OF WARRANT

                     EXHIBIT E TO REVOLVING CREDIT FACILITY

                           FORM OF NOTICE OF BORROWING


                           Dated as of: ______________

Federal Home Loan Mortgage Corporation,
   as Lender

------------------------------------
------------------------------------
------------------------------------
Attention:
          --------------------------

Ladies and Gentlemen:

         This Notice of Borrowing is delivered to you pursuant to the Revolving Credit Facility dated as of March __, 2001 (as amended, restated or otherwise modified from time to time, the "Revolving Credit Facility") by and between LENDINGTREE, INC., a Delaware corporation (the "Borrower"), and the FEDERAL HOME LOAN MORTGAGE CORPORATION, a federally-chartered corporation (the "Lender").

         1. The Borrower hereby requests that the Lender make an Advance to the Borrower in the aggregate principal amount of $___________. (Complete with an amount in accordance with Section 2.01 of the Revolving Credit Facility.)

         2. The Borrower hereby requests that such Advance be made on _________, which shall be a Business Day as defined in the Revolving Credit Facility. (Complete with a Business Day in accordance with Section 2.02 of the Credit Agreement).

         3. The Borrower hereby requests that such Advance be deposited according to the following wire payment instructions:
___________________________________. (Complete with both the name of the bank and deposit account of the Borrower to which such Advance is to be deposited).

         4. The undersigned hereby certifies that all of the conditions applicable to the Advance requested herein as set forth in the Revolving Credit Facility, including without limitation those set forth in Section 2.08, have been satisfied as of the date hereof and will remain satisfied to the date of such Advance.

         5. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Revolving Credit Facility.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the ____ day of _______, ____.


                                            LENDINGTREE, INC., as Borrower


                                            By:
                                                --------------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------

                                    EXHIBIT F
                          TO REVOLVING CREDIT FACILITY

                             FORM OF PROMISSORY NOTE

$2,500,000                                                        March __, 2001

         FOR VALUE RECEIVED, the undersigned, LENDINGTREE, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of the FEDERAL HOME LOAN MORTGAGE CORPORATION, a federally-chartered corporation (the "Lender"), at its office in McLean, Virginia (or at such other place or places as the Lender may designate), the principal sum of up to TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) or, if less, the aggregate principal amount of all Advances made by the Lender to the Borrower pursuant to the Revolving Credit Facility, dated as of March __, 2001, between the Borrower and the Lender (as amended, supplemented or otherwise modified from time to time, the "Revolving Credit Facility") and then outstanding, on March __, 2003. Capitalized terms used by not defined herein shall have the meanings assigned to them in the Revolving Credit Facility.

         The Borrower further agrees to pay interest, in like money and in warrants to purchase shares of the Borrower's common stock, at such office on the unpaid principal amount hereof until paid in full (both before and after judgment) on the dates, at the applicable rates per annum and, with respect to such warrants, on the terms and conditions, specified in Article II of the Revolving Credit Facility.

         The holder of this Note is authorized to endorse the date and amount of all Advances made by the Lender to the Borrower pursuant to the Revolving Credit Facility, the maturity date thereof (which shall in no event be later than the Termination Date), the date and amount of each repayment of principal thereof and the interest rate with respect thereto, on the schedule annexed hereto and hereby made a part hereof or on any continuation thereof which shall be attached hereto and thereby made a part hereof, and any such endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed.

         This Note is the Note referred to in the Revolving Credit Facility and is entitled to the benefits thereof.

         Upon the occurrence of an Event of Default specified in the Revolving Credit Facility, to the extent expressly provided in the Revolving Credit Facility, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         The Borrower agrees to pay the holder's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of counsel of the holder's choice) in respect of this Note, including, without limitation, through appellate proceedings.

         The Borrower waives all requirements as to diligence, presentment, demand of payment, protest and notice of any kind with respect to this promissory note.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by its duly authorized officers as of the day and year first above written.


                                                 LENDINGTREE, INC., as Borrower
[CORPORATE SEAL]

                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                                   SCHEDULE A
                               TO PROMISSORY NOTE

                                ADVANCES REGISTER


-------------------------------------------------------------------------------------------
DATE OF ADVANCE         PRINCIPAL AMOUNT OF      PRINCIPAL PAYMENTS    INTEREST PAYMENTS
                        ADVANCE
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

                                   EXHIBIT G-1
                          TO REVOLVING CREDIT FACILITY

                         AMENDMENT TO LICENSE AGREEMENT

                                   EXHIBIT G-2
                          TO REVOLVING CREDIT FACILITY

                          AMENDMENT TO ESCROW AGREEMENT

                              SCHEDULE 2.08(a)(vi)

                                    CONSENTS

Consent of First Union Capital Corporation under the Master Equipment Lease dated March 14, 2000.

                               SCHEDULE 3.01(a)(v)

                                  SUBSIDIARIES

                          HomeSpace Acquisition Company

                                SCHEDULE 3.01(e)

                                   LITIGATION

-- The Borrower has been named as one of a number of defendants in a putative class action lawsuit originally filed on September 7, 2000 in California Superior Court in Contra Costa, California. The lawsuit was removed to federal court on October 13, 2000 and is now captioned Thomas E. Ainsworth, et al. v. Ohio Savings Bank, et al., Case No. C-00-3786, (N.D. Cal.). The other defendants named in the action are Ohio Savings Bank, Costco Wholesale Corp., Costco Financial Services Inc., First American Title Insurance Company and First American Lenders Advantage. The complaint alleges various claims under California law arising from a loan that plaintiffs obtained through HomeSpace Services, Inc. ("HomeSpace") and Ohio Savings Bank in February 1999. In particular, the complaint raises claims regarding the legality of certain compensation paid to HomeSpace. The complaint seeks damages in the amount of $10 million, plus unenumerated punitive damages. Although the Borrower was not a party to plaintiffs' loan transaction, the lawsuit alleges that the Borrower is liable as a result of its acquisition of certain assets of HomeSpace on August 2, 2000. The Borrower filed its answer to the complaint on November 8, 2000, denying all liability. The Borrower believes that it has strong defenses against both liability and class certification. It has retained counsel and intends to defend vigorously against the claims.

-- The Borrower recently was the subject of a routine examination conducted by the New York State Banking Department ("NYSBD"). At the close of the examination, during the exit interview, NYSBD examiners raised an issue orally as to whether the Borrower is obligated to make certain mortgage broker disclosures to consumers under New York state law. As of this date, NYSBD has not instituted any investigation or enforcement action. The Borrower could face a possible administrative fine and/or penalty. The Borrower believes that the NYSBD regulation which triggers the disclosures in question is inapplicable to it. The Borrower intends to work with the NYSBD to clarify the application of its regulations to the Borrower's activities, and, if necessary, to contest any fine or penalty. Although there can be no assurances, the Borrower does not believe that the outcome of any proceeding will have a material effect on its financial condition or the results of its operations.